EXHIBIT 3


                          REGISTRATION RIGHTS AGREEMENT

            Registration Rights Agreement, dated as of January 28, 1999, by and among Barneys New York, Inc., a Delaware corporation ("Company"), and the holders listed on the signature pages hereof (collectively, the "Holders").

                              W I T N E S S E T H :

            WHEREAS, certain affiliates of Company are currently debtors in certain cases under chapter 11 of Title 11 of the U.S. Code in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"), which cases are being jointly administered as IN RE BARNEY'S INC., ET AL., Case Nos. 96-B-40113 through 40133 (JLG); and

            WHEREAS, pursuant to the Second Amended Joint Plan of Reorganization dated November 13, 1998, as amended, and filed in the Bankruptcy Court (the "Plan"), at the Effective Date (as defined in the Plan), each of the Holders will receive shares of Common Stock, par value $.01 per share, of Company (the "Shares") and/or options or warrants to acquire Shares; and

            WHEREAS, the Plan provides for the entry by Company and the Holders into this Agreement;

            NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

            1. DEFINITIONS. Unless otherwise defined herein, terms defined in the Plan are used herein as therein defined, and the following shall have (unless otherwise provided elsewhere in this Registration Rights Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

            "Action" shall have the meaning set forth in Section 6(e).

            "Affiliate", with respect to a Person, means any other Person which directly or indirectly, through one or more intermediaries controls, is controlled by, or is under common control with, such Person.

            "Agreement" shall mean this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

            "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

            "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

            "Demanding Security Holders" shall have the meaning set forth in
Section 3.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

            "Holder" shall have the meaning set forth in the introductory paragraph of this Agreement.

            "Indemnified Party" shall have the meaning set forth in Section
6(e).

            "Indemnifying Party" shall have the meaning set forth in Section
6(e).

            "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor corporation thereto.

            "Person" shall mean any individual, partnership (general, limited or limited liability), corporation, limited liability company, trust, unincorporated organization or other legal entity, and a government or agency or political subsidivision thereof.

            "Registrable Securities" shall mean Shares beneficially owned by the Holders at the Effective Date or at any time thereafter, including without limitation, Shares resulting from the exercise of any options or warrants held by a Holder. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (ii) such securities shall have been sold pursuant to Rule 144 under the Securities Act, or (iii) such securities shall have ceased to be outstanding. For purposes of this Agreement, references to "beneficially owned" or "beneficial ownership" mean such ownership within the meaning of Rule 13d-3 under the Exchange Act.

            "Registration Statement" shall mean a registration statement of Company as it may be amended or supplemented from time to time, including without limitation, all exhibits, financial statements, schedules and attachments thereto.

            "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

            "Series 1 Holders" shall mean those Holders listed as Series 1 Holders on the signature pages hereto.


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

            "Series 2 Holders" shall mean those Holders listed as Series 2 Holders on the signature pages hereto.

            "Short Form Registration Statement" shall have the meaning set forth in Section 2.

            2. REQUIRED REGISTRATION. After receipt of a written request from one or more Series 1 Holders (as listed on the signature page hereof) or any Affiliate thereof requesting that Company effect the registration under the Securities Act of Registrable Securities representing at least an aggregate of 10% of the total of all Registrable Securities then held by such Series 1 Holder and its Affiliates, and specifying the intended method or methods of disposition thereof, Company shall promptly, but in no event later than fifteen (15) Business Days following receipt of such request, notify all Holders in writing of the receipt of such request and each such Holder, in lieu of exercising its rights under Section 3, may elect (by written notice sent to Company within ten
(10) Business Days from the date of such Holder's receipt of the aforementioned Company's notice) to have Registrable Securities belonging to such Holder included in such registration thereof pursuant to this Section 2 (subject to the penultimate sentence of Section 3). Thereupon Company shall, as expeditiously as is possible, use its best efforts to effect the registration under the Securities Act of all Registrable Securities which Company has been so requested to register by such Holders for sale, all to the extent required to permit the disposition (in accordance with the intended method or methods thereof, as aforesaid) of the Registrable Securities so registered; provided, however, that Company shall not be required to effect more than two (2) registrations of any Registrable Securities for each Series 1 Holder pursuant to this Section 2, unless Company shall be eligible to file a Registration Statement on Form S-3 (or other comparable short form) under the Securities Act (a "Short Form Registration Statement"), in which event there shall be no limit on the number of such registrations pursuant to this Section 2.

            3. INCIDENTAL REGISTRATION. If Company at any time proposes to file on its behalf and/or on behalf of any of its security holders, including without limitation, the Series 1 Holders, (collectively, the "Demanding Security Holders") a Registration Statement under the Securities Act on any form (other than a Registration Statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of Company pursuant to any employee benefit plan, respectively) for the general registration of Shares or other equity securities of Company, or securities convertible into or exchangeable or exercisable for Shares or such other equity securities, it will give written notice of such proposed filing to all Holders (other than those Holders, if any, who are Demanding Security Holders) at least thirty (30) days before the initial filing with the Commission of such Registration Statement, which notice shall set forth the number and type of securities proposed to be offered and a description of the intended method of disposition of such securities. The notice shall offer to include in such filing such number of Registrable Securities as such Holders may request.


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

            Each Holder desiring to have Registrable Securities registered under this Section 3 shall advise Company in writing within ten (10) Business Days after the date of receipt of such offer from Company, setting forth the amount of such Registrable Securities for which registration is requested. Company shall thereupon include in such filing the number of shares of Registrable Securities for which registration is so requested, subject to the next sentence, and shall use its best efforts to effect registration under the Securities Act of such Registrable Securities. If the managing underwriter of a proposed public offering shall advise Company in writing that, in its opinion, the distribution of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by Company or such Demanding Security Holder would materially and adversely affect the distribution of such securities by Company or such Demanding Security Holder, then each Holder participating in such registration shall reduce the amount of securities it intended to distribute through such offering, pro rata on the basis of the number of shares of Registrable Securities to be offered for the account of such Holder. Except as otherwise provided in Section 5, all expenses of such registration shall be borne by Company.

            4. REGISTRATION PROCEDURES. If Company is required by the provisions of Section 2 or 3 to use its best efforts to effect the registration of any Registrable Securities under the Securities Act, Company will, as expeditiously as possible:

                  (a) prepare and file with the Commission a Registration Statement with respect to such securities and use its best efforts to cause such Registration Statement to become and remain effective for a period of time required for the disposition of such securities by the holders thereof, but not to exceed one hundred eighty (180) days;

                  (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in a public offering or the expiration of one hundred eighty (180) days;

                  (c) furnish to any Holders participating in such registration such number of copies of the Registration Statement as initially filed with the Commission and of each pre-effective and post-effective amendment or supplement thereto (in each case including at least one copy of all exhibits thereto and all documents incorporated by reference therein) and of the prospectus included therein, including the preliminary prospectus and any summary prospectus, and any other prospectus filed under Rule 424 under the Securities Act in connection with the disposition of any Registrable Securities covered by such Registration Statement, and such other documents as such Holders may reasonably request;

                  (d) use its best efforts to register or qualify the Registrable Securities covered by such Registration Statement under such other securities or blue sky


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

laws of such jurisdictions within the United States and Puerto Rico as each Holder owning such Registrable Securities shall request (PROVIDED, HOWEVER, that Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service of process to effect such registration), and do such other reasonable acts and things as may be required of it to enable such Holder to consummate the disposition in such jurisdiction of the Registrable Securities covered by such Registration Statement;

                  (e) furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to Section 2, on the date that such shares of Registrable Securities are delivered to the underwriters for sale pursuant to such registration or, if such Registrable Securities are not being sold through underwriters, on the date that the Registration Statement with respect to such Registrable Securities becomes effective, (1) an opinion, dated such date, of the independent counsel representing Company for the purposes of such registration, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holders making such request, in customary form and covering matters of the type customarily covered in such legal opinions; and (2) a comfort letter dated such date, from the independent certified public accountants who have issued an audit report on Company's financial statements included or incorporated by reference in the Registration Statement, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holder making such request and, if such accountants refuse to deliver such letter to such Holder, then to Company in a customary form and covering matters of the type customarily covered by such comfort letters and as the underwriters or such Holder shall reasonably request. The opinion of counsel shall additionally cover such other legal matters with respect to the registration in respect of which such opinion is being given as such Holders may reasonably request. Such letter from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five (5) Business Days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as the Holders of a majority of the Registrable Securities being so registered may reasonably request;

                  (f) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

                  (g) use its commercially reasonable efforts to cause its senior management to attend and make presentations regarding Company at all meetings with prospective purchasers of Registrable Securities that are arranged by any underwriter (provided that senior management has been given two (2) weeks advance notice of the first of such meetings) in connection with any widely distributed, underwritten offering of such Registrable Securities;

                  (h) use its best efforts to cause the Registrable Securities covered by a Registration Statement to be listed on each national securities exchange or the NASDAQ National Market, as applicable, on which Company's equity securities are


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

then listed at the time of the sale of such Registrable Securities pursuant to such Registration Statement;

                  (i) notify the Holders participating in such registration, at any time when a prospectus is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, such prospectus (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and as promptly as practicable prepare and furnish to the Holders such number of copies of a supplement to or an amendment of such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

                  (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than eighteen
(18) months after the effective date of the Registration Statement, an earnings statement covering the period of at least twelve (12) months beginning with the first full month after the effective date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

            It shall be a condition precedent to the obligation of Company to take any action pursuant to this Agreement in respect of the Registrable Securities which are to be registered at the request of any Holder that such Holder shall furnish to Company such information regarding the Registrable Securities held by such Holder and the intended method of disposition thereof as Company shall reasonably request and as shall be required in connection with the action taken by Company.

            5. EXPENSES. All expenses incurred in complying with this Agreement, including, without limitation, all Commission or stock exchange registration and filing fees (including all expenses incident to filing with the NASD), stock exchange listing fees, printing expenses, fees and disbursements of counsel for Company, the reasonable fees and expenses of one counsel for the selling Series 1 Holders (selected by those holding a majority of the Shares being registered), fees of the Company's independent public accountants and the expenses of any special audits incident to or required by any such registration, and the expenses of complying with the securities or blue sky laws of any jurisdiction pursuant to Section 4(d), shall be paid by Company, except that:

                  (a) all such expenses in connection with any amendment or supplement to the Registration Statement or prospectus filed more than one hundred eighty (180) days after the effective date of such Registration Statement because any Holder has not effected the disposition of the securities requested to be registered shall be paid by such Holder; and


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

                  (b) Company shall not be liable for any fees, discounts or commissions to any underwriter or any fees or disbursements of counsel for any underwriter in respect of the Registrable Securities sold by a Holder owning such Registrable Securities.

            6.    INDEMNIFICATION AND CONTRIBUTION.

                  (a) In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, Company shall indemnify and hold harmless the Holder owning such Registrable Securities, such Holder's Affiliates, directors, officers and agents, and each other Person (including each underwriter) who participated in the offering of such Registrable Securities and each other Person, if any, who controls such Holder or such participating person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Holder or any such Affiliate, director, officer, agent or participating person or controlling person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such Holder or such Affiliate, director, officer, agent or participating person or controlling person for any legal or any other expenses reasonably incurred by such Holder or such Affiliate, director, officer, agent or participating person or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any actual or alleged untrue statement or actual or alleged omission made in such Registration Statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to Company by such Holder specifically for use therein or (in the case of any registration pursuant to Section 2) so furnished for such purposes by any underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or such Affiliate, director, officer, agent or participating person or controlling person, and shall survive the transfer of such Registrable Securities by such Holder.

                  (b) Each Holder, by acceptance hereof, agrees to indemnify and hold harmless Company, its directors and officers and each other person, if any, who controls Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which Company or any such director or officer or any such person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration


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

Statement under which Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if in any such case such statement or alleged statement or omission or alleged omission was made in reliance on and in conformity with information in writing provided to Company by such Holder specifically for use in such Registration Statement, preliminary prospectus or final prospectus or any amendment or supplement thereto. Notwithstanding the provisions of this paragraph (b) or paragraph (c) below, no Holder shall be required to indemnify any person pursuant to this Section 6 or to contribute pursuant to paragraph (c) below in an amount in excess of the amount of the aggregate net proceeds received by such Holder in connection with any such registration under the Securities Act.

                  (c) If the indemnification provided for in this Section 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

            The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            If indemnification is available under this Section 6, the indemnifying party shall indemnify the indemnified party to the full extent provided in Section 6(a) or 6(b) hereof, as applicable, without regard to the relative fault of the indemnifying party or the indemnified party or any other equitable consideration provided for in this Section 6(c).


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

                  (d)   The indemnification and contribution required by this
Section 6 shall be made by periodic payment of the amount thereof during the course of the investigation or defense, as and when bills are received or expenses are incurred.

                  (e)   The party seeking indemnification pursuant to this
Section 6 is referred to as the "Indemnified Party" and the party from whom indemnification is sought under this Section 6 is referred to as the "Indemnifying Party." The Indemnified Party shall give prompt written notice to the Indemnifying Party of the commencement of any action or proceeding involving a matter referred to in Section 6(a) or 6(b) (an "Action"), if an indemnification claim in respect thereof is to be made against the Indemnifying Party; provided, however, that the failure to give such prompt notice shall not relieve the Indemnifying Party of its indemnity obligations hereunder with respect to such Action, except to the extent that the Indemnifying Party is materially prejudiced by such failure. The Indemnifying Party shall be entitled to participate in and to assume the defense of such Action, with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party; provided, however, that (i) the Indemnifying Party, within a reasonable period of time after the giving of notice of such indemnification claim by the Indemnified Party, (x) notifies the Indemnified Party of its intention to assume such defense and (y) appoints such counsel, and (ii) the Indemnifying Party may not, without the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such Action. If the Indemnifying Party so assumes the defense of any such Action, (A) the Indemnifying Party shall pay all costs associated with, any damages awarded in, and all expenses arising from the defense or settlement of such Action, and
(B) the Indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise or settlement of such Action, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (x) the Indemnifying Party has agreed to pay such fees and expenses, (y) the Indemnified Party has been advised by its counsel that there are likely to be one or more defenses available to it which are different from or additional to those available to the Indemnifying Party, and in any such case that portion of the reasonable fees and expenses of such separate counsel that are reasonably related to matters covered by the indemnity provided in this
Section 6 shall be paid by the Indemnifying Party, or (z) such counsel has been selected by the Indemnified Party solely due to a conflict of interest which exists between counsel selected by the Indemnifying Party and the Indemnified Party. If the Indemnifying Party does not so assume the defense of such Action, the Indemnified Party shall be entitled to exercise control of the defense, compromise or settlement of such Action. No Indemnified Party shall settle or compromise any Action for which it is entitled to indemnification under this Agreement without the prior written consent of the Indemnifying Party (which consent may not be unreasonably withheld or delayed). The other party shall cooperate with the party assuming the defense, compromise or settlement of any Action in accordance with this Agreement in any manner that such party reasonably may request and the party assuming the defense, compromise or settlement of any Action shall keep the other party fully informed in the defense of such Action.


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

            7. CERTAIN LIMITATIONS ON REGISTRATION RIGHTS. Notwithstanding the other provisions of this Agreement:

                  (a) Company shall not be obligated to register the Registrable Securities of any Holder if, in the opinion of counsel to Company reasonably satisfactory to the Holder and its counsel (or, if the Holder has engaged an investment banking firm, to such investment banking firm and its counsel), the sale or other disposition of such Holder's Registrable Securities, in the manner proposed by such Holder (or by such investment banking firm), may be effected without registering such Registrable Securities under the Securities Act; and

                  (b) Company shall not be obligated to register the Registrable Securities of any Holder pursuant to Section 2 if Company has had a Registration Statement, under which such Holder had a right to have its Registrable Securities included pursuant to Section 2 or 3, declared effective within six months prior to the date of the request pursuant to Section 2.

                  (c) Company shall have the right to delay the filing or effectiveness of a Registration Statement required pursuant to Section 2 hereof during one or more periods aggregating not more than sixty (60) days in any twelve-month period in the event that (i) Company would, in accordance with the advice of its counsel, be required to disclose in the prospectus information not otherwise then required by law to be publicly disclosed and (ii) in the judgment of Company's Board of Directors, there is a reasonable likelihood that such disclosure, or any other action to be taken in connection with the prospectus, would materially and adversely affect any existing or prospective material business situation, transaction or negotiation or otherwise materially and adversely affect Company.

            8. UNDERWRITERS. (a) The managing underwriter or underwriters for any offering of Registrable Securities to be registered pursuant to Section 2 shall be selected by the Series 1 Holders holding a majority of the Registrable Securities being so registered and shall be reasonably acceptable to Company.

                  (b) If requested by the underwriters for any underwritten registration pursuant to Section 2, Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in form and substance to Company, the Series 1 Holders participating in such registration and the underwriters and to contain such representations and warranties by Company and such other terms as are customarily contained in agreements of that type, including without limitation, covenants to keep the Registration Statement current, indemnities and contribution to the effect and to the extent provided in Section 6 hereof and the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in Section 4(e) hereof. The Holders shall cooperate with Company in the negotiation of the underwriting agreement and shall be parties to such underwriting agreement.

                  (c)   In connection with each registration pursuant to
Section 3, if Company or the Series 1 Holders, as the case may be, propose to distribute any of their


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

securities through one or more underwriters, Company or the Series 1 Holders, as the case may be, shall, subject to the second paragraph of Section 3, arrange for such underwriters to include all the Registrable Securities proposed to be offered and sold by the Series 2 Holders with the other securities of the Company or the Series 1 Holders to be distributed by such underwriters. The Series 2 Holders shall be parties to the underwriting agreement between the Company or the Series 1 Holders and such underwriters; provided, however, that the Series 2 Holders may designate a minimum offering price and maximum underwriting or selling discounts and commissions at which they have agreed to sell their Registrable Securities.

                  (d) In each underwriting agreement referred to in Section 8(b) or 8(c) hereof, the Series 2 Holders, at their option, may require that any or all of the representations and warranties by, and the other agreements on the part of, Company or the Series 1 Holders, as the case may be, to and for the benefit of such underwriters shall also be made to and for the benefit of the Series 2 Holders, and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall be conditions precedent to the obligations of the Series 2 Holders. The Series 2 Holders shall not be required to make any representations or warranties to or agreements with Company, the Series 1 Holders or the underwriters other than representations, warranties or agreements regarding the Series 2 Holders, their Registrable Securities and their intended method or methods or distribution and any other representation required by law, or to furnish any indemnity or contribution to any Person which is broader than the indemnity and contribution furnished by the Series 2 Holders in Section 6.

            9. RESTRICTIONS ON SALE AFTER PUBLIC OFFERING. Except for transfers made in transactions exempt from the registration requirements under the Securities Act (other than Rule 144 thereunder), Company and each Holder hereby agree not to offer, sell, contract to sell or otherwise dispose of any Shares or other equity securities of Company, or securities convertible into or exchangeable or exercisable for Shares or such other equity securities, including without limitation, any sale pursuant to a brokerage transaction under Rule 144 under the Securities Act, within one hundred eighty (180) days after the date of any final prospectus relating to the public offering of Shares, if underwritten, whether by Company or by any Holders, except pursuant to such prospectus or with the written consent of the managing underwriter or underwriters for such offering.

            10. RULE 144. So long as Company has securities registered under the Exchange Act, it shall take all actions reasonably necessary to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemptions provided by (i) Rule 144 under the Securities Act or (ii) any similar rule or regulation hereafter adopted by the Commission, including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed by the Exchange Act. Upon request of any Holder, Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.


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

            11.   MISCELLANEOUS.

                  (a) NO INCONSISTENT AGREEMENTS. Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement. Company has not previously entered into any agreement with respect to any of its securities granting any registration rights to any person.

                  (b) REMEDIES. Each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

                  (c) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departure from the provisions hereof may not be given unless Company has obtained the written consent of each initial Series 1 Holder and initial Series 2 Holder affected thereby. To the extent permitted by law, no failure to exercise, and no delay on the part of any Holder in exercising, any power or right in connection with this Agreement, or available at law or in equity, shall operate as a waiver thereof, and no single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, shall preclude any other or further exercise thereof or the exercise of any other rights or powers. No course of dealing among any Holder, Company or any other Person shall operate as a waiver of any right of any Holder. Any written modification or waiver of any provision of this Agreement shall be effective only in the specific instance and for the purpose for which it is given.

                  (d) NOTICE GENERALLY. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement shall be deemed served and received: (i) when delivered by hand to the recipient named below (or when delivery is refused); (ii) on the date of delivery (or when delivery is refused) as confirmed by the agency or firm making delivery (or attempting to make delivery when delivery is refused) when the notice is delivered by private overnight courier service, such as Federal Express; (iii) on the date delivered (or the date delivery is refused) if sent via the United States Postal Service when sent by either registered or certified mail, postage and postal charges prepaid, return receipt requested; or (iv) if on a business day, on the date sent via telecopy, provided such delivery is confirmed (via a fax confirmation report). Notices shall be addressed by name and address to the recipient, as follows:

                  (i) If to any Holder at its last known address in the United States appearing on the books of Company maintained for such purpose.


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

                  (ii)  If to Company at

                        Barneys New York, Inc.
                        575 Fifth Avenue
                        New York, New York 10017
                        Attention:  Marc H. Perlowitz, Esq.
                        Telecopier: 212-450-8480

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback or five (5) Business Days after the same shall have been deposited in the United States mail.

                  (e) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto including any Person to whom Registrable Securities are transferred.

                  (f) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (g) GOVERNING LAW; JURISDICTION; JURY WAIVER. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York without giving effect to the conflict of laws provisions thereof. Each of the parties hereby submits to personal jurisdiction and waives any objection as to venue in the County of New York, State of New York. Service of process on the parties in any action arising out of or relating to this Agreement shall be effective if mailed to the parties in accordance with Section 11(d) hereof. The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights hereunder.

                  (h) SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  (i) ENTIRE AGREEMENT. This Agreement represents the complete agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

                  (j) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

            IN WITNESS WHEREOF, Company and Holders have executed this Agreement as of the date first above written.

                                    BARNEYS NEW YORK, INC.


                                    By: /s/ Edward Lambert
                                       -----------------------------------------
                                       Edward Lambert
                                       Executive Vice President and Chief
                                          Financial Officer

                                    HOLDERS:

                                    SERIES 1 HOLDERS:

                                    BAY HARBOUR MANAGEMENT L.C.,
                                    for its Managed Accounts

                                    By: /s/ Douglas P. Teitelbaum
                                       -----------------------------------------
                                       Name:  Douglas P. Teitelbaum
                                       Title: Principal & Portfolio Manager


                                    WHIPPOORWILL/BARNEYS
                                    OBLIGATIONS TRUST - 1996

                                    By:   WHIPPOORWILL ASSOCIATES, INC., as
                                          agent and/or general partner for its
                                          discretionary accounts and as
                                          investment advisor to Whippoorwill/
                                          Barney's Obligations Trust - 1996

                                    By: /s/ David Strumwasser
                                       -----------------------------------------
                                       Name:  David Strumwasser
                                       Title: Managing Director

                                    SERIES 2 HOLDERS:

                                    ISETAN OF AMERICA INC.

                                    By: /s/ Toshiaki Nakagawa
                                       -----------------------------------------
                                       Name:  Toshiaki Nakagawa
                                       Title: President

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